FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  September 13, 2002 (September 5, 2002)
                                    -------------------------------------


                              Level 8 Systems, Inc.
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             (Exact name of registrant as specified in its charter)


        Delaware                       000-26392                11-2920559
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(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)


8000 Regency Parkway, Cary, North Carolina                      27511
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 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code      (919) 380-5000
                                                  ------------------------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)





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Item 5.    Other Events

           The Nasdaq Stock Market, Inc. ("Nasdaq") has notified Level 8 Systems, Inc. (the "Company") that it is not in compliance with the stockholders' equity requirement for continued listing on the Nasdaq National Market. For continued listing on the National Market, the Company must meet either the $10,000,000 stockholders' equity requirement, or, until November 1, 2002, have $4,000,000 in net tangible assets. As of June 30, 2002, the Company reported stockholders' equity and net tangible assets of $1,611,000.

           Consequently, Nasdaq notified the Company that it has failed to maintain the stockholder's equity continued listing requirement for the National Market, and that it would commence procedures to delist the Company's securities from the Nasdaq National Market unless the Company could provide a plan to regain compliance with the stockholder's equity requirement.

           On September 5, 2002, because the Company did not believe that it could meet the National Market stockholders' equity requirement in the short term, the Company applied for transfer to the Nasdaq SmallCap Market. The application to transfer to the SmallCap Market will allow the Company to continue to be listed on the National Market until a final determination regarding this application has been made by Nasdaq. The stockholders' equity requirement for continued listing on the SmallCap Market is $2,500,000. The Company believes that it qualifies for listing on the SmallCap Market in part as a result of the closing of the sale of Series C Preferred Stock on August 14, 2002. The attached pro forma balance sheet shows the effect of the Series C Preferred Stock sale as if it had taken place on July 31, 2002. If Nasdaq does not accept the Company's transfer application, delisting procedures will commence and the Company may appeal Nasdaq's determination. Accordingly, delisting from the National Market may occur in mid- to late October if the Company's SmallCap application is rejected and it is unable to successfully appeal Nasdaq's decision to delist.

           Additionally, on September 11, 2002, Nasdaq notified the Company that some of the provisions of its Series A2 Preferred Stock and related warrants and Series B2 Preferred Stock and related warrants, issued on August 29, 2002, may not be in compliance with certain qualitative listing standards of the Nasdaq Marketplace Rules.

           If Nasdaq accepts the Company's application to transfer to the SmallCap Market, the Company will receive the benefit of the SmallCap Market's 180-day period to regain compliance with the minimum bid price requirement of $1.00. If, at any time before January 13, 2003, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company will regain compliance with the continued listing requirements. If the Company is unable to cure the minimum bid price deficiency or if its falls below the $2,500,000 stockholders' equity continued listing standard, it may be delisted from the Nasdaq SmallCap Market.

           If the Company is delisted from the National Market and/or the SmallCap Market, the Company's common stock may be eligible for trading on the OTC Bulletin Board or on other over-the-counter markets, although there can be no assurance that the Company's common stock will be eligible for trading on any alternative exchanges or markets. Among other consequences, moving from the Nasdaq National or SmallCap Markets, or delisting from the Nasdaq National or SmallCap Markets, may cause a decline in the stock price, reduced liquidity in the trading market for the common stock, and difficulty in obtaining future financing. Furthermore, a failure to be listed on the Nasdaq National Market or the SmallCap Market will obligate the Company to make certain cash payments to the holders of its Series A2 Preferred Stock and Series B2 Preferred Stock.


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Item 7.    Financial Statements and Exhibits


Exhibit No.      Description

99.1             Pro Forma Balance Sheet as of July 31, 2002 (filed herewith).









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                                                  SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


   Date:  September 13, 2002               LEVEL 8 SYSTEMS, INC.


                                By:       /s/ John P. Broderick
                                   ---------------------------------------------

                                          John P. Broderick
                                          Chief Financial and Operating Officer,
                                          Corporate Secretary

















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                                  Exhibit Index

Exhibit No.      Description

99.1             Pro Forma Balance Sheet as of July 31, 2002 (filed herewith).










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                                                                 Exhibit 99.1





Level 8 Systems, Inc

Pro Forma Balance Sheet as of July 31, 2002
                                                                           As Reported          Pro Forma
                                                                           (Unaudited)          Adjustment                 Adjusted
 ASSETS
Cash and cash equivalents                                                    149,050            1,280,000(a)              1,429,050
Trade accounts receivable, net                                               999,313                                        999,313
Receivable from related party                                                265,228                                        265,228
Notes receivable                                                             513,926                                        513,926
Prepaid expenses                                                             817,280                                        817,280
Bank note guarantee                                                          161,458                                        161,458
Other current assets                                                         560,142                                        560,142
                                                                   ---------------------                           -----------------
                                               Total current assets        3,466,397                                      4,746,397

Property and equipment, net                                                  655,158                                        655,158
Intangible assets, net                                                             -                                              -
Software product technology, net                                          10,211,315                                     10,211,315
Other assets                                                                 281,255                                        281,255
                                                                   ---------------------                           -----------------
                                                       Total assets       14,614,126                                     15,894,126
                                                                   =====================                           =================

LIABILITIES & STOCKHOLDERS' EQUITY
Short term debt                                                              421,465             (150,000)(b)               271,465
Accounts payable                                                           3,101,167              (60,000)(c)             3,041,167
Accrued expenses:
    Salaries, wages, and related items                                       601,971                                        601,971
    Accrued restructuring                                                  1,179,520                                      1,179,520
    Merger related                                                             1,778                                          1,778
    Other                                                                  4,012,794                                      4,012,794
Due to related party                                                               -                                              -
                                                                   ---------------------                           -----------------
                                          Total current liabilities       10,688,721                                     10,478,721

Long-term debt, net of current maturities                                  2,700,000             (100,000)(d)             2,600,000
Warranty liability                                                           296,000                                        296,000
Stockholders' equity

   Common stock                                                               19,007                                         19,007

   Preferred stock - Series A1                                                    12                                             12

   Preferred stock - Series B1                                                    30                                             30

   Preferred stock - Series C                                                      -                    2(e)                      2
   Additional paid-in capital                                            200,577,301            1,589,999(f)            202,167,300
   Accumulated other comprehensive loss                                     (969,556)                                      (969,556)
   Accumulated deficit                                                  (198,697,389)                                  (198,697,389)
                                                                   ---------------------                           -----------------
                        Stockholders equity                                  929,363                                      2,519,363
                                                                   ---------------------                           -----------------
                         Total liabilities and stockholders' equity       14,614,126                                     15,894,126
                                                                   =====================                           =================


(a)  $1.28m cash received August, 2002
(b)  $150k short term debt converted to equity
(c)  $60k accounts payable converted to equity
(d)  Less $100k cash received July,2002
(e)  Series "C" Preferred shares
(f)  Funding received for Series "C" Preferred shares




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